Exhibit 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated March 28, 1997, on the financial statements of American Campus Lifestyles Companies, L.L.C. (and to all references made to our Firm), included in or made part of this Registration Statement on Form S-1.


Dallas, Texas                                         /s/ Arthur Andersen LLP
January 9, 1998